UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                SCHEDULE 14A

        Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant   [X]

Filed by a Party other than the Registrant   [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e) (2)
[X  ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Under Rule 14a-12
[   ]  Confidential, for use of the Commission only (as permitted by Rule
       14a-6(e)(2))

                        HARRIS & HARRIS GROUP, INC.
     _________________________________________________________________
              (Name of Registrant as Specified in its Charter)

     _________________________________________________________________
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14-a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

     ________________________________________________________________________

      (2) Aggregate number of securities to which transaction applies:

     ________________________________________________________________________

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     _______________________________________________________________________

     (4) Proposed maximum aggregate value of transaction:

     _______________________________________________________________________

     (5) Total fee paid:

     _______________________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

          __________________________________________________________________

     (2) Form, Schedule or Registration Statement No.:

          __________________________________________________________________

     (3) Filing Party:

          __________________________________________________________________

     (4) Date Filed:

          __________________________________________________________________



                        HARRIS & HARRIS GROUP, INC.

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       To Be Held September 26, 2002

         To the Shareholders of Harris & Harris Group, Inc.:

     NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of the Shareholders of Harris & Harris Group, Inc. (the "Company") will be held on Thursday, September 26, at 3:00 p.m., local time, on the Concourse Level at 780 Third Avenue (between 48th Street and 49th Street), New York, New York 10017. This meeting has been called by the Board of Directors of the Company, and this notice is being issued at its direction. It has called this meeting for the following purposes:

     1. To elect nine (9) directors of the Company to hold office until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified;

     2. To ratify, confirm and approve the Audit Committee's selection of PricewaterhouseCoopers LLP as the independent public accountant for the fiscal year ending December 31, 2002;

     3. To approve a proposal to authorize the Company to offer rights to purchase shares of the Company's common stock at an exercise price that, at the time such rights are issued, will not be less than the greater of the market value of the Company's common stock or the net asset value of the Company's common stock. Such rights may be part of or accompanied by other securities of the Company (such as convertible preferred stock or convertible debt);

     4. To approve a proposal to authorize the amendment and restatement of the Company's existing Employee Profit-Sharing Plan; and

     5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Holders of common stock of record at the close of business on August 16, 2002 will be entitled to vote at the meeting.

     Whether or not you expect to be present in person at the meeting, please sign and date the accompanying proxy and return it promptly in the enclosed business reply envelope, which requires no postage if mailed in the United States.

                                      By Order of the Board of Directors

August 26, 2002                       /s/ Susan T. Harris
New York, New York                    __________________________
                                      Susan T. Harris
                                      Secretary

    IMPORTANT: PLEASE MAIL YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.
                  THE MEETING DATE IS SEPTEMBER 26, 2002.


                        Harris & Harris Group, Inc.
                 One Rockefeller Plaza, Rockefeller Center
                          New York, New York 10020
                               (212) 332-3600

                              PROXY STATEMENT

                    2002 Annual Meeting of Shareholders

General Information

         This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Harris & Harris Group, Inc. (the "Company") to be voted at the 2002 Annual Meeting of Shareholders (the "Annual Meeting") to be held on September 26, 2002 and at any adjournment thereof.

         The Annual Meeting will be held on Thursday, September 26, 2002 at 3:00 p.m., local time, on the Concourse Level at 780 Third Avenue, New York, New York 10017. At the Annual Meeting, shareholders of the Company will be asked to elect nine directors to serve on the Board of Directors of the Company and to hold office until the next Annual Meeting and to vote on the other matters stated in the accompanying Notice and described in more detail in this proxy statement. If any other matters properly come before the Annual Meeting, the persons named on the proxies will, unless the shareholder otherwise specifies in the proxy, vote upon such matters in accordance with their best judgment. The enclosed proxy card and this proxy statement are being first transmitted on or about August 26, 2002 to shareholders of the Company. The Company's Annual Report on Form 10-K, as filed with the SEC, is being delivered with this proxy statement to those shareholders who have not yet received a copy of such Annual Report on Form 10-K as of the mailing of this proxy statement.

         The Board of Directors has fixed the close of business on August 16, 2002 as the record date for the determination of shareholders of the Company entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the record date, an aggregate of 11,498,845 shares of common stock were issued and outstanding. Each such share will be entitled to one vote on each matter to be voted upon at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of such outstanding shares is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

Solicitation and Revocation; Vote Required

         All properly executed proxies received prior to the Annual Meeting will be voted at the meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are marked, shares represented by the proxies will be voted "FOR" all the proposals.

         Any proxy given pursuant to this solicitation may be revoked by a shareholder at any time, before it is exercised, by written notification delivered to the Secretary of the Company, by voting in person at the Annual Meeting, or by executing another proxy bearing a later date. If your shares are held for your account by a broker, bank or other institution or nominee, you may vote such shares at the Annual Meeting only if you obtain proper written authority from your institution or nominee that you present at the Annual Meeting.

         Approval of any of the matters submitted for stockholder approval requires that a quorum be present. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum. Abstentions and broker non-votes will be counted as shares present at the Annual Meeting for purposes of determining the existence of a quorum. Broker non-votes are proxies received by the Company from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on the particular matter.

         If a quorum is present (in person or by proxy) and voting, (i) the directors will be elected by a plurality of the votes cast; (ii) the proposal to ratify, confirm and approve the independent auditors will be approved if a majority of the votes cast are cast in favor; and (iii) the financing proposal will be approved if a majority of all outstanding shares are voted in favor. All other matters being submitted to shareholder vote pursuant to the Notice of Annual Meeting will be approved if a quorum is present in person or by proxy and a majority of the votes cast on a particular matter are cast in favor of that matter. For purposes of the election of directors, approval of the auditors and other unspecified matters that come before the meeting, votes withheld, abstentions and broker non-votes will not be counted as votes cast on the matter and will have no affect on the result of the vote. For purposes of the financing proposal, abstentions and broker non-votes will not be counted as votes cast and consequently will have the same effect as a vote against the matter in question.

         Proxies are being solicited by the Company. Proxies will be solicited by mail. All expenses of preparing, printing, mailing, and delivering proxies and all materials used in the solicitation of proxies will be borne by the Company. They may also be solicited by officers and regular employees of the Company personally, by telephone or otherwise, but these persons will not be specifically compensated for such services. Banks, brokers, nominees, and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding solicitation material to their principals, the beneficial owners of common stock of the Company. It is estimated that those costs will be nominal.


                           ELECTION OF DIRECTORS

                              (Proposal No. 1)

         The nine nominees listed below, nine of whom currently serve as directors, have been nominated to serve as directors of the Company until the next Annual Meeting or until their respective successors are duly elected and qualified. Although it is not anticipated that any of the nominees will be unable or unwilling to serve, in the unexpected event that any such nominees should become unable or decline to serve, it is intended that votes will be cast for substitute nominees designated by the present Board of Directors of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL THE NOMINEES.

Nominees

         Certain information, as of July 25, 2002, with respect to each of the nine nominees for election at the Annual Meeting is set forth below, including their names, ages and a brief description of their recent business experience, including present occupations and employment, certain directorships held by each and the year in which each became a director of the Company. The nominees for election as directors of the Company have been divided into two groups -- interested directors and independent directors. Interested directors are "interested persons" as defined in the Investment Company Act of 1940 or persons who may be considered an "interested person" because of consulting work done for the Company. All nine nominees are currently directors of the Company.

                           Independent Directors

         Dr. C. Wayne Bardin, age 68, was elected to the Company's Board of Directors in 1994. He is currently President of Thyreos Corp., a privately held, start-up pharmaceutical company. From 1978 through 1996, Dr. Bardin was Vice President of The Population Council. His professional appointments have included: Professor of Medicine, Chief of the Division of Endocrinology, The Milton S. Hershey Medical Center of Pennsylvania State University; and Senior Investigator, Endocrinology Branch, National Cancer Institute. Dr. Bardin also serves as a consultant to several pharmaceutical companies. He has directed basic and clinical research leading to over 500 publications and patents. He has negotiated 15 licensing and manufacturing agreements. He has directed clinical R&D under 18 investigational new drug applications filed with the U.S. FDA. Dr. Bardin has been appointed to the editorial boards of 15 journals. He has also served on national and international committees and boards for National Institute of Health, World Health Organization, The Ford Foundation, and numerous scientific societies. Dr. Bardin received a B.A. from Rice University; an M.S. and M.D. from Baylor University and a Doctor Honoris Causa from the University of Caen, the University of Paris, and the University of Helsinki.

         Dr. Phillip A. Bauman, age 47, was elected to the Company's Board of Directors in 1998. Dr. Bauman is an orthopedic surgeon who is in practice in New York City and has held an academic appointment at Columbia University since 1988. He has been a principal and Vice President of Orthopedic Associates of New York since 1994. Dr. Bauman was elected a fellow of the American Academy of Orthopedic Surgeons in 1991, is affiliated with the New York Academy of Medicine and is on the advisory board of a medical research foundation. He holds bachelor's and master's degrees in biology from Harvard University and a medical degree from Columbia University.

         G. Morgan Browne, age 67, was elected to the Company's Board of Directors in 1992. Mr. Browne has been the Chief Financial Officer since January 1, 2001 and from 1985-2000 was the Administrative Director of the Cold Spring Harbor Laboratory, a private not-for-profit institution that conducts research and education programs in the fields of molecular biology and genetics. In prior years, he was active in the management of numerous scientifically based companies as an officer, as an individual consultant and as an associate of Laurent Oppenheim Associates, Industrial Management Consultants. He is a director of OSI Pharmaceuticals, Inc. (a publicly held company principally engaged in drug discovery based on gene transcription), a founding director of the New York Biotechnology Association, and a founding director of the Long Island Research Institute. He is a graduate of Yale University and attended New York University Graduate School of Business.

         Dugald A. Fletcher, age 73, was elected to the Company's Board of Directors in 1996. Mr. Fletcher has been President of Fletcher & Company, Inc., a management consulting firm, for the past five years. He was also Chairman of Binnings Building Products Company, Inc. until the end of 1997, and he is a Trustee of the Gabelli Growth Fund and a Director of the Gabelli Convertible Securities and Income Fund. His previous business appointments include: advisor to Gabelli/Rosenthal LP, a leveraged buyout fund; Chairman of Keller Industries (building and consumer products); Director of and investor in Mid-Atlantic Coca-Cola Bottling Company; Senior Vice President of Booz-Allen & Hamilton and President of Booz-Allen Acquisition Services; Executive Vice President and a Director of Paine Webber, Inc.; and President of Baker, Weeks and Co., Inc., a New York Stock Exchange member firm. He is a graduate of Harvard College and of Harvard Business School.

         Glenn E. Mayer, age 77, has been a director of the Company since 1981. In May 2001, Mr. Mayer joined Jesup & Lamont Securities Corporation as a Senior Vice President. From December 1991 until May 2001, Mr. Mayer was a Senior Vice President of Reich & Company, a division of Fahnestock & Company, Inc., a member firm of the New York Stock Exchange. For 15 years prior to that, he was employed by Jesup & Lamont Securities Co., and its successor firms, in the Corporate Finance department. Mr. Mayer is a graduate of Indiana University.

         James E. Roberts, age 56, was elected to the Company's Board of Directors in 1995. Since October 1999, Mr. Roberts has been Chairman and Chief Executive Officer of The Insurance Corporation of New York, Dakota Specialty Insurance Company, and ReCor Insurance Company Inc., all of which are members of Trenwick Group, Ltd. Since March 2000, Mr. Roberts has been Chairman and Chief Executive Officer of Chartwell Insurance Company, also a member of Trenwick Group, Ltd. From October 1999 to March 2000, he served as Vice Chairman of Chartwell Reinsurance Company. From May 1995 to March 2000, Mr. Roberts was Vice Chairman of Trenwick America Reinsurance Corporation. Mr. Roberts is a graduate of Cornell University.

                            Interested Directors

         Charles E. Harris, age 59, has been a director of the Company and Chairman of its Board of Directors since April 1984. He was Chief Compliance Officer from February 1997 to February 2001 and has served as Chief Executive Officer of the Company since July 1984. He has served as a director, trustee, control person, chairman and/or chief executive officer of various publicly and privately held corporations and not-for-profit institutions. Prior to 1984, he was Chairman of Wood, Struthers and Winthrop Management Corp., the investment advisory subsidiary of Donaldson, Lufkin & Jenrette. He was a member of the Advisory Panel for the Congressional Office of Technology Assessment. He is a member of the New York Society of Security Analysts. Among his eleemosynary activities, he is currently a Trustee of, and a member of the President's Council of the Cold Spring Harbor Laboratory; a Trustee of the Nidus Center, a life sciences business incubator in St. Louis, Missouri; and a life-sustaining fellow of the Massachusetts Institute of Technology and a Shareholder of its Entrepreneurship Center. He is a graduate of Princeton University (A.B.,
1964) and Columbia University Graduate School of Business (MBA, 1967). Mr. Harris is an "interested person" of the Company, as defined in the Investment Company Act of 1940, as a beneficial owner of more than five percent of the Company's stock, as a control person and as an officer of the Company. In addition, Mr. Harris's wife serves as the Company's Secretary and is employed by Harris & Harris Enterprises, Inc., a wholly owned subsidiary of the Company.

         Kelly S. Kirkpatrick, age 36, was elected to the Company's Board of Directors in March 2002. Dr. Kirkpatrick is a consulting materials scientist. She has served as a consultant to the Company in its due diligence work on several companies, including one in which the Company has invested, Optiva, Inc. From 2000 to 2002, she served in the Office of the Executive Vice Provost of Columbia University as Director, Columbia Nanotechnology Initiative and Director for Research and Technology Initiatives. From 1998 to 2000, she served in the White House Office of Science and Technology Policy as a Senior Policy Analyst, where her responsibilities for the National Nanotechnology Initiative included managing representatives from six federal agencies in strategies research and development plan, implementation plan and a $495 million budget, organizing the Presidential review panel and co-writing the panel report. From 1997 to 1998, she was a Science Policy Coordinator for Sandia National Laboratories. From 1995 to 1996, she served in the Office of Senator Joseph
J. Lieberman as Legislative Assistant, Congressional Science and Engineering Fellow. She is a graduate of the University of Richmond and received her Ph.D. in Materials Science and Engineering from Northwestern University. Dr. Kirkpatrick may be considered an "interested person" of the Company because of the consulting work she does for the Company.

         Lori D. Pressman, age 45, was elected to the Company's Board of Directors in March 2002. Ms. Pressman, a self-employed business consultant, provides advisory services to start-ups and venture capital companies. Among other projects for Harris & Harris Group, she has served as a consultant to the Company in its due diligence work on Nantero, Inc., Nanopharama Corp., NeoPhotonics Corporation and Continuum Photonics, Inc. From September 1989 to July 2000, she was employed by the Massachusetts Institute of Technology in the Technology Licensing Office, serving as Technology Licensing Officer from 1989 to 1995 and Assistant Director from 1996 to 2000. From September 1989 to September 1994, she was Senior Development Engineer at Lasertron, Inc. From November 1983 to September 1994, she was employed by the American Lung Association. From 1980 to 1982, she was a member of Solid State Materials Research Laboratory at Bell Laboratories. She is Chair of the Survey Statistics and Metrics Committee of the Association of University Technology Managers, for which she edited a recent report on Academic Technology Transfer of 190 U.S. and Canadian Institutions. She is a graduate of the Massachusetts Institute of Technology, Physics (S.B.), and the Columbia School of Engineering (MSEE). Ms. Pressman may be considered an "interested person" of the Company because of the consulting work she does for the Company.

         Set forth below is the dollar range of equity securities beneficially owned by each director or nominee as of July 31, 2002.

  =============================================================================
                                              Dollar Range of Equity Securities
    Name of Director or Nominee                   Beneficially Owned (1)(2)
  -----------------------------------------------------------------------------

  Dr. C. Wayne Bardin                                $50,001 - $100,000
  Dr. Phillip A Bauman                               $50,001 - $100,000
  G. Morgan Browne                                   $50,001 - $100,000
  Dugald A. Fletcher                                  $10,001 - $50,000
  Glenn E. Mayer                                        Over $100,000
  James E. Roberts                                    $10,001 - $50,000
  Charles E. Harris (3)                                 Over $100,000
  Dr. Kelly S. Kirkpatrick (4)                                0
  Lori D. Pressman (4)                                  $1 - $10,000
  =============================================================================

(1) Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Securities Exchange Act of 1934.

(2)  The dollar ranges are: None, $1-$10,000, $10,001-$50,000,
     $50,001-$100,000.

(3) Denotes an individual who is an "interested person" as defined in the Investment Company Act of 1940.

(4) Denotes an individual who may be considered an "interested person" because of consulting work done for the Company.


Meetings of the Board of Directors and Committees

         In 2001, there were four meetings of the Board of Directors of the Company; the full Board acted 11 times by unanimous written consent, and the disinterested members of the Board acted once by unanimous written consent. During 2001, all directors attended 100 percent of the meetings of the Board of Directors and applicable committee meetings on which each director served (during the periods that they so served).

         The Company's Board of Directors has five committees comprised of the following members:

                             Board Committees

----------------------------- ------------------------- ------------------------- ------------------------ -----------------------
                                                                                                           Investment and
Executive                     Audit                     Compensation              Nominating               Valuation
----------------------------- ------------------------- ------------------------- ------------------------ -----------------------

Charles E. Harris (1)(2)      Dugald A. Fletcher (1)    James E. Roberts (1)      G. Morgan Browne (1)     Dugald A. Fletcher (1)
Dr. C. Wayne Bardin           Dr. Phillip A. Bauman     Phillip A. Bauman         Dr. C. Wayne Bardin      G. Morgan Browne
Glenn E. Mayer                Glenn E. Mayer            G. Morgan Browne          Dr. Phillip A. Bauman    James E. Roberts
James E. Roberts                                                                                           Dr. C. Wayne Bardin
----------------------------- ------------------------- ------------------------- ------------------------ -----------------------

 (1)  Denotes the Chairman of each Committee.
 (2)  Mr. Harris is an interested director of the Company.

Executive Committee

         The Executive Committee meets from time to time between regular meetings of the Board of Directors and exercises the authority of the Board to the extent provided by law. The Executive Committee did not meet as a separate committee and did not act by unanimous written consent in 2001.

Audit Committee

         The Audit Committee has been delegated the full power and authority of the Board with respect to the appointment of the Company's independent public accountant. The Audit Committee discusses and reviews the scope and fees of the prospective annual audit, reviews the results thereof with the independent public accountant, reviews and approves non-audit services of the independent public accountant, reviews compliance with existing major accounting and financial policies relative to the adequacy of the Company's internal accounting controls, reviews compliance with federal and state laws relating to accounting practices and reviews and approves transactions, if any, with affiliated parties.

         The Audit Committee operates pursuant to a charter approved by the Company's Board of Directors. The Audit Committee Charter sets out the responsibilities, authority and duties of the Audit Committee. The members of the Audit Committee during 2001 were Harry E. Ekblom, Dr. Phillip A. Bauman and Glenn E. Mayer, and such committee members were considered independent under the rules promulgated by the Nasdaq Stock Market. The Audit Committee met once in 2001.

Compensation Committee

         The Compensation Committee has the full power and authority of the Board with respect to all matters pertaining to the remuneration of the Company's officers and employees. The Compensation Committee did not meet as a separate committee but acted once by unanimous written consent in 2001.

Nominating Committee

         The Nominating Committee acts as an advisory committee to the Board by making recommendations to the Board of potential new directors, committee members and officers of the Company. The Board must ratify, approve or otherwise confirm the Nominating Committee's selections and appointments to render them effective. The Nominating Committee will consider nominees for directors recommended by shareholders. The Nominating Committee did not meet as a separate committee but acted once by unanimous written consent in 2001.

Investment and Valuation Committee

         The Investment and Valuation Committee has the full power and authority of the Board in reviewing and approving the valuation of the Company's assets for reporting purposes pursuant to the Company's Asset Valuation Policy Guidelines that were established and approved by the Board of Directors. The Investment and Valuation Committee met four times in 2001.

Audit Committee Report

         The Audit Committee of the Board of Directors is responsible for monitoring the integrity of the Company's consolidated financial statements, its system of internal controls and the independence and performance of its independent auditors. The Audit Committee also recommends, subject to shareholder ratification, the selection of the Company's independent accountant.

         Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company's independent accountant is responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes. However, it is not professionally engaged in the practice of accounting or auditing and is not expert in the field of accounting or auditing, including with respect to auditor independence. The Audit Committee relies without independent verification on the information provided to it and on the representations made by management and the independent accountant. Audit Committee meetings are designed to, among other things, facilitate and encourage communications among the Audit Committee, management and the Company's independent accountant.

         The Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2001 with management and Arthur Andersen LLP.

         The Audit Committee met with management and Arthur Andersen LLP in mid-January 2002 to discuss the significant audit procedures and scope for the 2001 audit. The Audit Committee met in mid-March 2002 and discussed with the independent accountant matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements and the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees).

         The Company's independent accountant also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standards No. 1 (Independence Discussions with Audit Committees), and it discussed with the independent accountant its independence from the Company. When considering Arthur Andersen LLP's independence, the Audit Committee considered whether their provision of services to the Company beyond those rendered in connection with the audit and review of the Company's consolidated financial statements was compatible with maintaining their independence. The Audit Committee reviewed, among other things, the amount of fees paid to Arthur Andersen LLP for audit and non-audit services.

         Based on their review and these meetings, discussions and reports, and subject to the limitations on the Audit Committee's role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements for the fiscal year ended December 31, 2001 be included in the Company's Annual Report on Form 10-K.

         During February 2002, the Audit Committee met twice regarding selection of the Company's independent accountant for the year ended December 31, 2002. On February 26, 2002, the Committee appointed
PricewaterhouseCoopers LLP as the Company's independent accountant for the year ended December 31, 2002.

Harry E. Ekblom (Chair)
Dr. Phillip A. Bauman
Glenn E. Mayer


Audit Fees

         The aggregate fees for professional services rendered by Arthur Andersen LLP in connection with their annual audit of the Company's consolidated financial statements and reviews of the consolidated financial statements included in the Company's quarterly reports on Form 10-Q for the fiscal year ended December 31, 2001 was approximately $66,600.

All Other Fees

         The aggregate fees for all other services rendered by Arthur Andersen LLP, including the review of the Company's tax returns, for the fiscal year ended December 31, 2001 was approximately $20,000.

Security Ownership of Certain Beneficial Owners

         The following table sets forth certain information with respect to beneficial ownership (as that term is defined in the rules and regulations of the Securities and Exchange Commission) of the Company's common stock as of July 31, 2002 by (1) each director of the Company, (2) each current executive officer listed in the Summary Compensation Table; (3) all directors and executive officers of the Company as a group; and (4) each person who is known by the Company to be the beneficial owner of more than five percent of the outstanding common stock. Except as otherwise indicated, to the Company's knowledge, all shares are beneficially owned and investment and voting power is held as stated by the persons named as owners. At this time, the Company is unaware of any shareholder owning five percent or more of the outstanding shares of common stock other than the ones noted below.

=============================================== ======================================= ===========================
             Name and Address of                           Number of Shares                       Percent of
               Beneficial Owner                         of Common Stock Owned                       Class
----------------------------------------------- --------------------------------------- ---------------------------
Charles E. and Susan T. Harris                                 1,055,893 (1)                         9.2%
One Rockefeller Plaza, Suite 1430
New York, NY 10020
----------------------------------------------- --------------------------------------- ---------------------------
Dr. C. Wayne Bardin                                             20,828 (2)                            *
----------------------------------------------- --------------------------------------- ---------------------------
Dr. Phillip A. Bauman                                           22,151 (3)                            *
----------------------------------------------- --------------------------------------- ---------------------------
G. Morgan Browne                                                34,172                                *
----------------------------------------------- --------------------------------------- ---------------------------
Harry E. Ekblom                                                 14,776                                *
----------------------------------------------- --------------------------------------- ---------------------------
Dugald A. Fletcher                                              11,620                                *
----------------------------------------------- --------------------------------------- ---------------------------
Dr. Kelly S. Kirkpatrick                                           --                                 *
----------------------------------------------- --------------------------------------- ---------------------------
Glenn E. Mayer                                                  100,000                               *
----------------------------------------------- --------------------------------------- ---------------------------
Lori D. Pressman                                                  1,000                               *
----------------------------------------------- --------------------------------------- ---------------------------
James E. Roberts                                                 14,274                               *
----------------------------------------------- --------------------------------------- ---------------------------
Mel P. Melsheimer                                                46,671 (4)                           *
----------------------------------------------- --------------------------------------- ---------------------------
Helene B. Shavin                                                  --                                  *
----------------------------------------------- --------------------------------------- ---------------------------
All Directors and Executive Officers as a                     1,321,385                             11.5%
group (13 persons)
----------------------------------------------- --------------------------------------- ---------------------------
Jonathan Rothschild                                              795,043                             6.9%
c/o Arterio, Inc.
1061-B Shary Circle
Concord, CA  94518
----------------------------------------------- --------------------------------------- ---------------------------
Masters Capital Management LLC                                  1,000,000                            8.7%
3060 Peachtree Road, N.E., Suite 1815
Atlanta, GA 30305
=============================================== ======================================= ===========================
*  Less than one percent of issued and outstanding stock.

(1) Includes 1,044,559 shares for which Mrs. Harris has sole power to vote and dispose of; 11,334 shares for which Mr. Harris has sole power to vote and dispose of.

(2)  Includes 3,786 shares owned by Bardin LLC for the Bardin LLC
     Profit-Sharing Keogh.

(3) Includes 5,637 shares owned by Ms. Milbry C. Polk, Dr. Bauman's wife; 100 shares owned by Adelaide Polk-Bauman, daughter; 100 shares owned by Milbry Polk-Bauman, daughter; 100 shares owned by Mary Polk-Bauman, daughter. Ms. Milbry C. Polk is the custodian for the accounts of the three children.

(4)  13,334 shares are held jointly by Mel P. Melsheimer and his wife.

Executive Officers

         The executive officers of the Company who are not directors are set forth below. Information relating to executive officers of the Company who are directors is set forth under "Election of Directors - Nominees." Executive officers of the Company are elected to serve until they resign or are removed, or are otherwise disqualified to serve, or until their successors are elected and qualified.

         Mel P. Melsheimer, age 63, has served as President, Chief Operating Officer and Chief Financial Officer since February 1997, Chief Compliance Officer since February 2001 and Treasurer since July 2001. Previously, since March 1994, Harris & Harris Group utilized Mr. Melsheimer as a nearly full-time consultant or officer of a portfolio company. Mr. Melsheimer has had extensive entrepreneurial experience as well as senior operational and financial management responsibilities with publicly and privately owned companies. From November 1992 to February 1994, he served as Executive Vice President, Chief Operating Officer and Secretary of Dairy Holdings, Inc. From June 1991 to August 1992, he served as President and Chief Executive Officer of Land-O-Sun Dairies as well as Executive Vice President of Finevest Foods, Inc. From March 1989 to May 1991, he served as Vice President, Chief Financial Officer and Treasurer of Finevest Foods, Inc. From January 1984 to February 1989, he served as Chairman, Chief Executive Officer and Founder of PHX Pacific, Inc. and from August 1987 to February 1989 President, Chief Executive Officer and Founder of MPM Capital Corp. From January 1981 to December 1983, he served as Executive Vice President and Chief Operating Officer of AZL Resources. From November 1975 to December 1980, he served as Executive Vice President and Chief Financial Officer of AZL Resources. From January 1968 to November 1975, he served in a financial capacity before becoming Vice President and Chief Financial Officer of Pepsi-Cola Company, PepsiCo, Inc., in 1972. He is a graduate of the University of Southern California (MBA) and Occidental College (B.A.).

         Helene B. Shavin, age 49, has served as Vice President and Controller since November 2001. From 1986 to 2000, Ms. Shavin was employed at Citicorp Venture Capital Ltd. She was a Vice President at Citicorp Venture Capital from 1999 to 2000. From 1984 to 1986, she was employed by KPMG Peat Marwick as a Senior Accountant. Ms. Shavin is a graduate of Queens College (B.A.) and Baruch College (MBA) and is a certified public accountant.

         Susan T. Harris, 57, has been employed by Harris & Harris Enterprises, Inc. since July 1999, working primarily in financial public relations. Since July 2001, she has served as its Secretary and Treasurer. Harris & Harris Enterprises, Inc. is a wholly owned subsidiary of Harris & Harris Group, Inc. engaged in financial services. Also since July 2001, Ms. Harris has served as Secretary of Harris & Harris Group, Inc. She has been an investor relations consultant since 1972, operating as a sole proprietor prior to 1999. From 1966 to 1972, she was a securities analyst with several securities firms, including Eastman Dillion, Union Securities, Inc., where she was Vice President and Senior Consumer Products Analyst. She is a graduate of Wellesley College with a B.A. in economics. Ms. Harris's husband serves as the Chairman and Chief Executive Officer of the Company.

Executive Compensation

Summary Compensation Table

         The following table sets forth a summary for each of the last three years of the cash and non-cash compensation awarded to, earned by, or paid to the Chief Executive Officer and the President of the Company and the other executive officers of the Company for the year ended December 31, 2001.


                                            =======================================================
                                                             Annual Compensation
=========================================================================================================================
           Name and                                                                Other Annual          All Other
      Principal Position           Year          Salary             Bonus          Compensation         Compensation
                                                  ($)              ($)(1)             ($)(2)               ($)(3)
-------------------------------- ---------- ----------------- ------------------ ------------------ ---------------------

Charles E.  Harris                  2001         215,510                    0           48,453            232,000
Chairman, CEO (4)                   2000         208,315            1,600,287           43,267            224,805
                                    1999         202,980              785,031           40,674             63,422

Mel P. Melsheimer                   2001         243,869                    0              - -             10,500
President, COO, CFO,                2000         235,727              491,227              - -             10,500
Treasurer & Chief                   1999         229,690              240,974              - -             10,000
Compliance Officer

Helene B. Shavin                    2001          13,333                  - -              - -              1,867
Controller

Susan T. Harris                     2001          12,376                  - -              - -             1,578
Secretary
=========================================================================================================================

(1) For 1999 and 2000, these amounts represent the actual amounts earned for the years ended December 31, 1999 and December 31, 2000 and paid out in 2000 and 2001, respectively. The Harris & Harris Group Employee Profit-Sharing Plan is described in Employee Benefits.

(2) Other than Mr. Harris, amounts of "Other Annual Compensation" earned by the named executive officers for the periods presented did not meet the threshold reporting requirements.

(3) Except for Mr. Harris, amounts reported represent the Company's contributions on behalf of the named executive to the Harris & Harris Group, Inc. 401(k) Plan described below. Mr. Harris's 2001 "All Other Compensation" consists of: $10,500 401(k) Plan employer contribution; $215,510 for his 2001 SERP contribution; and $5,990 in life insurance premiums for the benefit of his beneficiaries.

(4) Mr. Harris has an employment agreement which is discussed below under "Employment Agreement."

Employee Benefits

Employee Profit-Sharing Plan

         On August 3, 1989, the shareholders of the Company approved the 1988 Long Term Incentive Compensation Plan (the "1988 Plan"). The Company's 1988 Plan was cancelled as of December 31, 1997, canceling all outstanding stock options and eliminating all potential stock option grants. As a substitution for the 1988 Plan, the Company adopted an employee profit-sharing plan.

         As of January 1, 1998, the Company began implementing the Harris & Harris Group, Inc. Employee Profit-Sharing Plan (the "1998 Plan") that provided for profit sharing equal to 20 percent of the net realized income of the Company as reflected on the Consolidated Statements of Operations for such year, less the nonqualifying gain, if any. The 1998 Plan was terminated by the Company as of December 31, 1999, subject to the payment of any amounts owed on the 1999 realized gains under the 1998 Plan.

         In March 2000, the Company paid out 90 percent of the profit sharing in the amount of $1,024,696 on the 1999 realized gains; the remaining 10 percent or $113,855 was paid out in September 2000, upon the completion and filing of the Company's 1999 federal tax return.

         As of January 1, 2000, the Company implemented the Harris & Harris Group, Inc. Employee Profit-Sharing Plan (the "Plan") that provides for profit sharing by its officers and employees equal to 20 percent of the net realized income of the Company as reflected on the consolidated statements of operations of the Company for such year, less the nonqualifying gain, if any.

         Under the Plan, net realized income of the Company includes investment income, realized gains and losses, and operating expenses (including taxes paid or payable by the Company), but is calculated without regard to dividends paid or distributions made to shareholders, payments under the Plan, unrealized gains and losses, and loss carry-overs from other years ("Qualifying Income"). The portion of net after-tax realized gains attributable to asset values as of September 30, 1997 is considered nonqualifying gain, which reduces Qualifying Income.

         As soon as practicable following the year-end audit, the Compensation Committee ("Committee") will determine whether, and if so how much, Qualifying Income exists for a plan year, and 90 percent of the Qualifying Income will be paid out to Plan participants pursuant to the distribution percentages set forth in the Plan. The remaining 10 percent will be paid out after the Company has filed its federal tax return for that year in which Qualifying Income exists. Currently, the distribution amounts for each officer and employee are as follows: Charles E. Harris,
13.790 percent; Mel P. Melsheimer, 4.233 percent; Helene B. Shavin, 1.524 percent; and Jacqueline M. Matthews, 0.453 percent. In one case, for a former employee, who left the Company for other than cause, the amount earned will be accrued and may subsequently be paid to such participant.

         Notwithstanding any provisions of the Plan, in no event may the aggregate amount of all awards payable for any Plan year during which the Company remains a "business development company" within the meaning of 1940 Act be greater than 20 percent of the Company's "net income after taxes" within the meaning of Section 57(n)(1)(B) of the 1940 Act. In the event the awards exceed such amount, the awards will be reduced pro rata.

         The Plan may be modified, amended or terminated by the Committee (subject to the approval of the Company's Board of Directors) at any time with the stipulation that no such modification, amendment or termination may adversely affect any participant that has not consented to such modification, amendment or termination. Nothing in this Plan shall preclude the Committee from, for any Plan Year subsequent to the current Plan Year, naming additional Participants in the Plan or changing the Award Percentage of any Full Participant or New Participant (subject to the overall percentage limitations contained herein).

         The amounts payable under the Plan of $2,320,939 for the gains realized during the year ended December 31, 2000 were paid out as follows:
90 percent in February 2001; the remaining 10 percent upon the completion and filing of the Company's 2000 federal tax return. Additionally, during 2001, the Company decreased the profit-sharing accrual by $984,021, bringing the cumulative accrual under the Plan to $178,282 at December 31, 2001.

         On April 26, 2000 the shareholders of the Company approved the performance goals under the Plan in accordance with Section 162(m) of the Internal Revenue Code of 1986 ("Code"). The Code generally provides that a public company such as the Company may not deduct compensation paid to its chief executive officer or to any of its four most highly compensated officers to the extent that the compensation paid to any such officer/employee exceeds $1 million in any tax year, unless the payment is made upon the attainment of objective performance goals that are approved by the Company's shareholders.

         On July 23, 2002, the Board of Directors passed a resolution to modify the Employee Profit-Sharing Plan to grandfather current employees with regard to a significant portion of the existing profit-sharing participation in existing portfolio investments. The grandfathering would be equal to 90 percent of the current percentage participation in the existing non-tiny technology investments and 75 percent of the current percentage participation in the existing tiny-technology investments. The grandfathered participation would be honored in full (rather than, as under the current Plan, only to the extent of appreciation through the date of termination) by the Company whether or not an eligible participant were still employed by the Company or were still alive (in the event of death, the grandfathered participations would be paid to the eligible participant's estate), unless the eligible participant had been dismissed for cause. With regard to new investments, both current and new employees would be required to be employed by the Company at the time of distribution in order to participate in profit sharing. Subject to shareholder approval, the Company will implement this modification by amending and restating the Plan. Such shareholder approval is being sought pursuant to Proposal No. 4 of this Proxy Statement, which contains a more detailed description of the modification.

401(k) Plan

         As of January 1, 1989, the Company adopted an employee benefits program covering substantially all employees of the Company under a 401(k) Plan and Trust Agreement. As of January 1, 1999, the Company adopted the Harris & Harris Pension Plan and Trust, a money purchase plan that would allow the Company to stay compliant with the 401(k) top-heavy regulations and deduction limitation regulations. In 2001, Congress enacted the Economic Growth and Tax Relief Reconciliation Act of 2001 which has increased the deduction limits for plans such as the 401(k) Plan. This eliminated the need for the Company to maintain two separate plans. Effective December 31, 2001, the Pension Plan merged into the 401(k) Plan, with the 401(k) Plan being the surviving plan. Contributions to the plan are at the discretion of the Company. During 2001, contributions to the plan charged to operations were approximately $40,000.

Medical Benefits

         On June 30, 1994, the Company adopted a plan to provide medical and health insurance for retirees, their spouses and dependents who, at the time of their retirement, have 10 years of service with the Company and have attained 50 years of age or have attained 45 years of age and have 15 years of service with the Company. On February 10, 1997, the Company amended this plan to include employees who "have seven full years of service and have attained 58 years of age." The coverage is secondary to any government or subsequent employer provided health insurance plans. Based upon actuarial estimates, the Company provided an original reserve of $176,520 that was charged to operations for the period ending June 30, 1994. As of December 31, 2001 the Company had a reserve of $385,935 for the plan.

Employment Agreement

         On October 19, 1999, Charles E. Harris signed an Employment Agreement with the Company (the "Employment Agreement"), which superseded an employment agreement that was about to expire on December 31, 1999. The Employment Agreement expires on December 31, 2004 ("Term"); provided, on January 1, 2000 and on each day thereafter, the Term extends automatically by one day unless at any time the Company or Mr. Harris, by written notice, decides not to extend the Term, in which case the Term will expire five years from the date of the written notice.

         During the period of employment, Mr. Harris shall serve as the Chairman and Chief Executive Officer of the Company; be responsible for the general management of the affairs of the Company and all its subsidiaries, reporting directly to the Board of Directors of the Company; serve as a member of the Board for the period of which he is and shall from time to time be elected or reelected; and serve, if elected, as President of the Company and as an officer and director of any subsidiary or affiliate of the Company.

         Mr. Harris is to receive compensation under his Employment Agreement in the form of base salary of $208,315 for 2000, with automatic yearly adjustments to reflect inflation. In addition, the Board may increase such salary, and consequently decrease it, but not below the level provided for by the automatic adjustments described above. Mr. Harris is also entitled to participate in the Company's Profit-Sharing Plan as well as in all compensation or employee benefit plans or programs, and to receive all benefits, perquisites, and emoluments for which salaried employees are eligible. Under the Employment Agreement, the Company is to furnish Mr. Harris with certain perquisites which include a company car, membership in certain clubs and up to a $5,000 annual reimbursement for personal, financial or tax advice.

         The Employment Agreement provides Mr. Harris with life insurance for the benefit of his designated beneficiaries in the amount of $2,000,000; provides reimbursement for uninsured medical expenses, not to exceed $10,000 per annum, adjusted for inflation, over the period of the contract; provides Mr. Harris and spouse with long-term care insurance; and disability insurance in the amount of 100 percent of his base salary. These benefits are for the term of the contract.

         The Employment Agreement provides severance pay in the event of termination without cause or by constructive discharge as discussed below and also provides for certain death benefits payable to the surviving spouse equal to the executive's base salary for a period of two years.

         In addition, Mr. Harris is entitled to receive severance pay pursuant to the severance compensation agreement that he entered into with the Company, effective August 15, 1990. The severance compensation agreement provides that if, following a change in control of the Company, as defined in the agreement, such individual's employment is terminated by the Company without cause or by the executive within one year of such change in control, the individual shall be entitled to receive compensation in a lump sum payment equal to 2.99 times the individual's average annualized compensation and payment of other welfare benefits. If Mr. Harris's termination is without cause or is a constructive discharge, the amount payable under the Employment Agreement will be reduced by the amounts paid pursuant to the severance compensation agreement.

  SERP

         The Employment Agreement provides for the Company to adopt a supplemental executive retirement plan (the "SERP") for the benefit of Mr. Harris. Under the SERP, the Company will cause an amount equal to one-twelfth of Mr. Harris's current base salary to be credited each month (a "Monthly Credit") to a special account maintained for this purpose on the books of the Company for the benefit of Mr. Harris (the "SERP Account"). The amounts credited to the SERP Account will be deemed invested or reinvested in such mutual funds or U.S. Government securities as determined by Mr. Harris. The SERP Account will be credited and debited to reflect the deemed investment returns, losses and expenses attributed to such deemed investments and reinvestments. Mr. Harris's benefit under the SERP will equal the balance in the SERP Account and such benefit will always be 100 percent vested (i.e., not forfeitable). Mr. Harris will determine the form and timing of the distribution of the balance in the SERP Account; provided, however, in the event of the termination, the balance in the SERP Account will be distributed to Mr. Harris or his beneficiary, as the case may be, in a lump-sum payment within 30 days of such termination. The Company established a rabbi trust for the purpose of accumulating funds to satisfy the obligations incurred by the Company under the SERP. During 2001, the Company accrued $215,510 in accordance with this provision of the SERP increasing the cumulative accrual to $482,020 as of December 31, 2001. Mr. Harris's rights to benefits pursuant to this SERP will be no greater than those of a general creditor of the Company.

         On April 26, 2000 the shareholders of the Company approved the performance goals under the Plan in accordance with Section 162(m) of the Internal Revenue Code of 1986 ("Code"). The Code generally provides that a public company such as the Company may not deduct compensation paid to its chief executive officer or to any of its four most highly compensated officers to the extent that the compensation paid to any such officer/employee exceeds $1 million in any tax year, unless the payment is made upon the attainment of objective performance goals that are approved by the Company's shareholders.

  Compensation of Directors

  ====================================================================================================================

                                                              Pension Or
                                                              Retirement          Estimated
                                                           Benefits Accrued    Annual Benefits          Total
                                                              As Part Of       Upon Retirement       Compensation
                                           Aggregate      Company's Expenses                           Paid To
            Name of Director             Compensation                                                 Directors
  --------------------------------------------------------------------------------------------------------------------
    Dr. C. Wayne Bardin                    $13,000                 - -              - -                 $13,000
    Dr. Phillip A. Bauman                  $11,000                 - -              - -                 $11,000
    G. Morgan Browne                       $14,172 (1)             - -              - -                 $14,172
    Harry E. Ekblom                        $12,875 (2)             - -              - -                 $12,875
    Dugald A. Fletcher                     $14,000                 - -              - -                 $14,000
    Glenn E. Mayer                         $11,000                 - -              - -                 $11,000
    James E. Roberts                       $14,000                 - -              - -                 $14,000
    Charles E. Harris (4)                  $          0            - -              - -                 $          0
    Dr. Kelly S. Kirkpatrick (3) (5)       $          0            - -              - -                 $          0
    Lori D. Pressman (3) (5)               $          0            - -              - -                 $          0
  ====================================================================================================================

  For compensation of Compensated Persons, as such term is defined under Item 22 of Regulation 14a, please see Summary Compensation Table.

(1) Includes $172 paid to Mr. Browne to reimburse him for travel expenses to attend Board meetings.

(2) Includes $1,875 paid to Mr. Ekblom to reimburse him for travel expenses to attend Board meetings.

(3)   Elected to the Board of Directors in 2002.

(4) Denotes an individual who is an "interested person" as defined by the Investment Company Act of 1940.

(5) Denotes an individual who may be considered an "interested person" because of consulting work done for the Company.


         Effective June 18, 1998, directors who were not officers of the Company received $1,000 for each meeting of the Board of Directors and $1,000 for each committee meeting they attended in addition to a monthly retainer of $500. Prior to June 18, 1998, the directors were paid $500 for Committee meetings and no monthly retainer. The Company also reimburses its directors for travel, lodging and related expenses they incur in attending Board and committee meetings. The total compensation and reimbursement for expenses paid to all directors in 2001 was $90,047.

         In 1998, the Board of Directors approved that effective January 1, 1998, 50 percent of all Director fees be used to purchase Company common stock from the Company. However, effective on March 1, 1999, the Directors began purchasing the Company's common stock in the open market, rather than from the Company. During 2000 and 2001, the Directors bought a total of 15,818 and 7,944 shares in the open market, respectively.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10 percent of the Company's common stock, to file reports (including a year-end report) of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and to furnish the Company with copies of all reports filed.

         Based solely on a review of the forms furnished to the Company, or written representations from certain reporting persons, the Company believes that all persons who were subject to Section 16(a) in 2001 complied with the filing requirements.

                     SELECTION OF INDEPENDENT AUDITORS

                              (Proposal No. 2)

         On February 26, 2002, the Company appointed the accounting firm of PricewaterhouseCoopers LLP as independent public accountants for the Company for the fiscal year ending December 31, 2002. Arthur Andersen LLP was dismissed effective upon completion of the December 31, 2001 audit. The decision to change accountants was approved by the Company's Audit Committee and is subject to ratification by its stockholders.

         In connection with its audits for the two most recent fiscal years, (1) there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, auditing scope or procedure, whereby such disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused them to make reference thereto in their report on the financial statements for such years; and (2) there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

         The reports of Arthur Andersen on the financial statements of the Company for the past two years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

         The Company has not consulted with PricewaterhouseCoopers LLP during the last two years or subsequent interim periods on either the application of accounting principles to a specified transaction either completed or proposed or the type of audit opinion PricewaterhouseCoopers LLP might issue on the Company's financial statements.

         The Company requested that Arthur Andersen furnish a letter addressed to the Securities and Exchange Commission stating whether or not Arthur Andersen agreed with the above statements. A copy of such letter to the SEC, dated March 1, 2002, was filed as Exhibit 16.1 to the Form 8-K filed with the SEC on March 1, 2002.

         Neither a representative of Arthur Andersen LLP nor PricewaterhouseCoopers LLP is not expected to be present at the meeting.

         Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted for ratification of the appointment of PricewaterhouseCoopers LLP as the independent public accountant of the Company.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS
PROPOSAL.


               SALE OF RIGHTS TO PURCHASE COMMON STOCK AT NOT
              LESS THAN THE GREATER OF THE MARKET VALUE OR THE
             NET ASSET VALUE PER SHARE AT THE TIME OF ISSUANCE

                              (Proposal No. 3)

Proposal

         During the coming year the Board of Directors believes it would be in the best interest of the Company to have the ability to offer long-term rights (which may be accompanied by or be part of other securities -- e.g., convertible debt or convertible preferred securities) to purchase common stock at an exercise price that will not be less than the greater of the market value or the net asset value per share at the time of issuance.
Section 61(a) of the Investment Company Act of 1940 (the "1940 Act") permits a business development company such as the Company to sell such securities on such terms (and to issue shares of common stock upon their exercise), only if several conditions are satisfied. Specifically, such practice must be approved by a majority of the independent directors and shareholders of the issuer within twelve months prior to sale. In addition, a majority of the issuer's independent directors must determine in good faith that the issuance of such securities is in the best interests of the Company and its shareholders and that the price at which such rights or other securities are to be sold (which refers to the exercise or conversion price in the case of rights such as warrants, options or conversion rights) is not less than a price which closely approximates the market value for the underlying shares of common stock at the time of issuance of such rights or other securities. Finally, the long-term rights or other securities outstanding at any particular time may not be exercisable or convertible for more than 25% of the common stock outstanding at that time. The subsequent issuance of shares upon exercise of properly authorized rights is permitted without regard to net asset value or market value at the time of exercise. The Company's Board of Directors has approved and recommends to the shareholders for their approval a proposal authorizing the Company, over the next year, to issue rights to purchase common stock (subject to the 25% limitation stated above) at exercise prices that will not be less than the greater of the market value or the net asset value per share at the time of issuance of such rights. Upon obtaining the requisite shareholder approval, the Company will comply with the foregoing requirements in connection with any financing undertaken pursuant to this proposal.

Reasons for the Proposal

         The Company's management and the Board of Directors have determined that it would be advantageous to the Company to have the ability to sell, either alone or as part of another security, warrants, options or rights to purchase common stock in connection with the financing and capital raising activities of the Company. This ability may be a cost-effective way for the Company to raise capital. The Board of Directors of the Company has determined that it would be in the best interest of the Company and its shareholders to increase the assets of the Company so that the Company may be in a better position to make follow-on investments and take advantage of attractive new investment opportunities in tiny technology, including nanotechnology, microsystems and microelectro mechanical systems (MEMS), augment working capital, increase the diversification of its portfolio and achieve other net benefits to the Company. The Company believes that its prior investment and expertise in the tiny technology sector are likely to lead to several attractive investment opportunities in the tiny technology sector becoming available to the Company over the next one to two years. The Company does not have any current plans to issue rights or other securities and would determine to do so only after reviewing the pace at which it is investing the proceeds of its recent rights offering and the level and attractiveness of investment opportunities becoming available.

         The Board also believes that increasing its assets will lower the Company's expense ratio by spreading the Company's fixed costs over a larger asset base. The issuance of additional common stock may also enhance the liquidity of the Company's common stock on the Nasdaq National Market.

         Although the Company is permitted without shareholder approval to engage in rights offerings to its existing shareholders to sell common stock at less than net asset value per share, these offerings must either be non-transferable, in which case shareholders who decide not to participate will have no means of capturing any portion of the value of the right to acquire shares at a discount, or must be limited in such a manner that the Company, after applying the offering discount, can increase its capital base by only approximately 25 percent per year. In addition, offerings of transferable rights whose exercise price is at a discount to net asset value may be made only once per year. The Company has recently made such a transferable rights offering and believes that the investment opportunities in tiny technology over the coming year are likely to be sufficient to justify raising capital in excess of the gross proceeds of $5,927,882 raised in the recent offering (the proceeds of which, as of August 20, 2002, were 100% invested in short-term Treasury Bills). Inasmuch as the Board of Directors believes that it would not be in the best interests of shareholders for the Company to engage in large scale nontransferable rights offerings, it believes that the proposal is the best way to give the Company the flexibility to take advantage of investment opportunities that may arise over the next one or two years.

         The Board of Directors has approved and is seeking shareholder approval of the proposal described above to sell, either alone or as part of another security, warrants, options or rights to purchase common stock. The final terms of any such sale, including price, term, and vesting requirements, will be determined by the Board of Directors at the time of issuance. Also, the nature and amount of consideration that would be received by the Company at the time of issuance and the use of any such consideration would be considered and approved by the Board of Directors at the time of issuance. Any such issuance may be made pursuant to either a public or non-public offering, as determined by the Board of Directors in an appropriate manner prior to the time of issuance. Any such sale would be anticipated to result in a potential increase in the number of outstanding shares of common stock. The long-term rights or other securities outstanding at any particular time may not be exercisable or convertible for more than 25% of the common stock outstanding at that time.

Dilution

         Any such sale, other than to existing shareholders, would be potentially dilutive to the voting power of existing shareholders and could be dilutive with regard to dividends and other economic aspects of the common stock. Because the number of shares of common stock that could be so issued and the timing of any issuance is not currently known, the actual dilutive effect cannot be predicted. In addition, because the exercise price per share at the time of exercise would likely be less than the net asset value per share at the time of exercise and because the Company could well incur expenses in connection with any such sale, such exercise could result in a dilution of net asset value per share at the time of exercise for all shareholders. Such dilution would disproportionately affect non-subscribing shareholders.

Leverage

         Any long-term rights issued may be accompanied by or be part of other securities, including convertible debt or convertible preferred securities. If the Company issues convertible debt or convertible preferred securities accompanied by long-term rights, such issuance would result in the use of leverage by the Company and would require the Company to make periodic interest or dividend payments. The use of leverage results in additional risks and can magnify the effect of any losses. If the income and gains earned on securities purchased with the proceeds of such convertible securities are greater than the cost of leverage, the Company's return on the shares will be greater than if leverage had not been used. Conversely, if the income or gains from the securities purchased with such proceeds does not cover the cost of leverage, the return to the Company will be less than if leverage had not been used. There is no assurance that a leveraging strategy will be successful.

          THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.


  AMENDMENT AND RESTATEMENT OF THE COMPANY'S EMPLOYEE PROFIT-SHARING PLAN

                              (Proposal No. 4)

Proposal

         As of July 23, 2002, the Board adopted the Amended and Restated Harris & Harris Group Inc. Employee Profit-Sharing Plan (the "2002 Plan"). The purpose for the amendment and restatement is to provide for an orderly transition of Company management over the next several years, by providing that current participants will continue participation in the Company's current investments on a reduced basis following their leaving the Company, while allowing new participants to participate in the Company's current investments as well as new investments. The following description of the 2002 Plan is subject to the actual terms of the 2002 Plan, which is attached hereto as Appendix A. The effectiveness of this amendment and restatement is subject to approval by the Company's shareholders and, absent such approval, the current terms and conditions of the Employee Profit Sharing Plan will remain in effect. If approved, the provisions of the 2002 Plan will go into effect no later than January 1, 2003. The Company seeks shareholder approval of the 2002 Plan in order that all payments made pursuant to the 2002 Plan will continue to qualify as "performance based compensation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

         The modifications implemented under the 2002 Plan will not increase the aggregate maximum compensation that may be paid to participants.

         As of January 1, 2000, the Company implemented the Harris & Harris Group, Inc. Employee Profit-Sharing Plan that provides for profit sharing by its officers and employees up to a maximum of 20 percent of the net realized income of the Company as reflected on the consolidated statements of operations of the Company for such year, less the nonqualifying gain, if any.

         Under the 2002 Plan, net realized income of the Company includes investment income, realized qualifying gains and losses, and operating expenses (including taxes paid or payable by the Company), but is calculated without regard to dividends paid or distributions made to shareholders, payments under the Plan, unrealized gains and losses, and loss carry-overs from other years ("Qualifying Income"). The portion of net after-tax realized gains attributable to asset values as of September 30, 1997 is considered nonqualifying gain, which reduces Qualifying Income.

         Under the 2002 Plan, awards previously granted to the Plan's four current Participants (Messrs. Harris and Melsheimer and Mss. Shavin and Matthews, herein referred to as the "grandfathered participants") will be reduced by 10% with respect to "Non-Tiny Technology Investments" (as defined in the 2002 Plan) and by 25% with respect to "Tiny Technology Investments" (as defined in the 2002 Plan) and will become permanent. These reduced awards are herein referred to as "grandfathered participations." The amount by which such awards are reduced will be allocable and reallocable each year by the Committee among current and new participants as awards under the 2002 Plan. The grandfathered participations will be honored by the Company whether or not the grandfathered participant is still employed by the Company or is still alive (in the event of death, the grandfathered participations will be paid to the grandfathered participant's estate), unless the grandfathered participant is dismissed for cause, in which case all awards, including the grandfathered participations, will be immediately cancelled and forfeited. With regard to new investments and follow-on investments made after the date on which the first new employee begins participating in the 2002 Plan, both current and new participants will be required to be employed by the Company at the end of a plan year in order to participate in profit sharing on such investments with respect to such year.

         As soon as practicable following the year-end audit, the Compensation Committee ("Committee") will determine whether, and if so how much, Qualifying Income exists for a plan year, and 90 percent of the awards will be paid out to 2002 Plan participants pursuant to the distribution percentages for the various categories of Qualifying Income determined pursuant to the 2002 Plan. The remaining 10 percent will be paid out after the Company has filed its federal tax return for that year in which Qualifying Income exists.

         Notwithstanding any provisions of the 2002 Plan, in no event may the aggregate amount of all awards payable for any Plan Year during which the Company remains a "business development company" within the meaning of 1940 Act be greater than 20 percent of the Company's "net income after taxes" within the meaning of Section 57(n)(1)(B) of the 1940 Act. In the event the awards would exceed such amount, the awards will be reduced pro rata.

         The 2002 Plan generally may be modified, amended or terminated by the Committee at any time. Notwithstanding the foregoing, the grandfathered participations may not be modified further. Nothing in the 2002 Plan will preclude the Committee from naming additional Participants in the 2002 Plan or, except for grandfathered participations, changing the Award Percentage of any Participant (subject to the overall percentage limitations contained in the 2002 Plan).

New Plan Benefits

         The benefits or amounts that will be received by or allocated to 2002 Plan participants are not determinable because awards under the 2002 Plan, other than with respect to the grandfathered participations, are awarded in the Committee's discretion. The grandfathered participations are set forth below:


                                    Grandfathered Participations
---------------------------------- ---------------------------------- ----------------------------
Officer/Employee                        Non-Tiny Technology (%)           Tiny Technology (%)
---------------------------------- ---------------------------------- ----------------------------
Charles E. Harris                                  12.4110                       10.34250
---------------------------------- ---------------------------------- ----------------------------
Mel. P. Melsheimer                                  3.8097                        3.17475
---------------------------------- ---------------------------------- ----------------------------
Helene Shavin                                       1.3716                        1.14300
---------------------------------- ---------------------------------- ----------------------------
Jacqueline M. Matthews                               .4077                         .33975
---------------------------------- ---------------------------------- ----------------------------


         Accordingly, an additional 2% of Qualifying Income with respect to grandfathered Non-Tiny Technology Investments, 5% of Qualifying Income with respect to grandfathered Tiny Technology Investments and the full 20% of Qualifying Income with respect to new investments are available for allocation and reallocation from year to year.


          THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.


Other Business
--------------

         The Board of Directors does not intend to bring any other matters before the Annual Meeting and, at the date of mailing of this proxy statement, has not been informed of any matter that others may bring before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.

Annual Reports on Form 10-K
---------------------------

         The Company's Annual Report on Form 10-K, as filed with the SEC, is being delivered with this proxy statement to those shareholders who have not yet received a copy of such Annual Report on Form 10-K as of the mailing of this proxy statement.

         The Company undertakes to provide, without charge, to each shareholder as of August 16, 2002, upon the written request of such shareholder, a copy of the Company's Annual Report on Form 10-K, including the financial statements and the financial statement schedules, required to be filed with the SEC for the Company's most recent fiscal year. Any shareholder who would like to request a copy of the Company's most recent Annual Report on Form 10-K may do so by submitting a written request, which shall contain a representation in good faith that such shareholder was a beneficial owner as of August 16, 2002 of securities of the Company entitled to vote, to the following address:


                             Investor Relations
                        Harris & Harris Group, Inc.
                     One Rockefeller Plaza, Suite 1430
                             New York, NY 10020


Submission Of Shareholder Proposals
-----------------------------------

         Any shareholder proposals intended to be presented for inclusion in the Company's proxy statement and form of proxy for the next annual meeting of shareholders to be held in 2003 must be received in writing by the Secretary of the Company at Harris & Harris Group, Inc., One Rockefeller Plaza, Rockefeller Center, New York, New York 10020 no later than November 22, 2002, in order for such proposals to be considered for inclusion in the proxy statement and proxy relating to the 2003 annual meeting of shareholders. Submission of a proposal does not guarantee inclusion in the proxy statement, as the requirements of certain federal laws and regulations must be met by such proposals.

         Under the Company's Bylaws, nominations for director may be made only by the Board or the Nominating Committee, or by a shareholder entitled to vote who has delivered written notice to the Secretary of the Company (containing certain information specified in the Bylaws) not less than 90 days nor more than 120 days prior to the anniversary of the date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. The Bylaws also provide that no business may be brought before an annual meeting of the shareholders except as specified in the notice of the meeting or as otherwise properly brought before the meeting by or at the direction of the Board or by a shareholder entitled to vote who has delivered written notice to the Secretary of the Company (containing certain information specified in the Bylaws) not less than 90 days nor more than 120 days prior to the anniversary of the date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

         Rule 14a-4 of the Securities and Exchange Commission's proxy rules allows the Company to use discretionary voting authority to vote on matters coming before an annual meeting of shareholders, if the Company does not have notice of the matter at least 45 days before the anniversary of the date on which the Company first mailed its proxy materials for the prior year's annual meeting of shareholders or the date specified by the advance notice provision in the Company's Bylaws. The Company's Bylaws contain such an advance notice provision as described above. For the Company's Annual Meeting of Shareholders expected to be held on April 23, 2003, shareholders must submit such written notice to the Secretary of the Company in accordance with the Company's advance notice provision, as described above.

         A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Secretary of the Company.

                                        By Order of the Board of Directors
New York, New York                      /s/ Susan T. Harris
August 26, 2002                         ---------------------------------------
                                        Susan T. Harris
                                        Secretary


                                                                     APPENDIX A
                                                                     ----------


                          HARRIS & HARRIS GROUP, INC.

                             AMENDED AND RESTATED
                         EMPLOYEE PROFIT SHARING PLAN

                         Adopted as of July 23, 2002,
            effective as of the Effective Date (as defined herein)

                                Purpose of Plan

                  The purpose of this Plan is to provide a special incentive for designated key employees of Harris & Harris Group, Inc., a New York corporation (the "Company") to increase the future profits of the Company, by allowing such employees to share in the historical after-tax profits of the Company as set forth herein. The purpose of this restatement is to provide for the participation of additional Participants in the Grandfathered Investments (as defined herein) and to continue to compensate the Grandfathered Participants with respect to the Grandfathered Investments following termination of such individuals' employment with the Company for reasons other than Cause (as defined herein), in each case as set forth herein.

                                  SECTION 1.

                                  Definitions

                  As used herein, unless otherwise required by the context, the following terms shall have these meanings:

                  "Award" shall mean an award made or due to a Participant pursuant to the provisions of the Plan.

                  "Award Percentage" shall mean, with respect to any Participant for any Plan Year, the percentages established by the Committee for such Participant for such Plan Year (or, in the case of a Terminating Participant, for the Plan Year in which the Participant became a Terminating Participant) with respect to the various subsets of Qualifying Income contemplated by the Plan; provided, however, that the aggregate Award Percentages for all Participants for any Plan Year may not exceed 20% of Qualifying Income; and provided, further, that the Grandfathered Participants' Grandfathered Award Percentages with respect to the Grandfathered Investments shall be as set forth in Section 3. Except for the Plan Year in which the Effective Date occurs, the Award Percentages with respect to the various subsets of Qualifying Income contemplated by the Plan shall be established no later than January 1 of each Plan Year. In the event that such Award Percentages are not established by that date, the Award Percentages from the prior Plan Year shall continue to apply.

                  "Board" shall mean the board of directors of the Company.

                  "Cause" shall mean: (1) that an employee has materially failed to perform the duties and responsibilities of his or her position with the Company for reasons other than disability or has been insubordinate; (2) that an employee has violated any securities law or regulation, lost appropriate required licensing, been convicted of a felony or a crime involving moral turpitude (regardless of whether involving the Company), or has not complied to a significant degree with any policy of the Company; or
(3) that an employee has committed any act of fraud, embezzlement, or similar conduct against the Company or any of its shareholders constituting dishonesty, intentional breach of fiduciary obligation, or intentional and material wrongdoing or gross misfeasance or that results in a material economic detriment to the assets, business, or prospects of the Company or any of its shareholders. Whether there is Cause for the termination of any person's employment shall be determined by the chief executive officer of the Company and, with respect to the chief executive officer or president of the Company, the Board.

                  "Committee" shall mean the Compensation Committee of the Board.

                  "Effective Date" with respect to the Plan shall be the date on which the Plan is approved by the shareholders of the Company or, if the Committee so determines, any date after such shareholder approval and not later than January 1, 2003.

                  "Fair Market Value" shall mean, with respect to any asset of the Company, the value thereof most recently determined by the Committee, using the valuation methodologies set forth in the Company's 10-K or other filings under the 1940 Act with respect to the determination of the "net asset value" of the Company's assets, provided, however, that in no event shall this Plan be interpreted as giving the Committee the power to determine the "net asset value" of the Company's assets for purposes of the 1940 Act.

                  "Grandfathered Investments" shall mean, collectively, the Tiny Technology Investments and the Non-Tiny Technology Investments.

                  "Grandfathered Non-Tiny Technology Award Percentage" shall mean (a) with respect to each Grandfathered Participant, the reduced percentage set forth in Section 3 for such Participant with respect to the Non-Tiny Technology Investments plus, on a Plan-Year by Plan-Year basis, any Incremental Percentage (as defined in Section 3) awarded to such Participant for such Plan Year, and (b) with respect to each New Participant, the Award Percentage, if any, determined by the Committee for such Participant for a particular Plan Year with respect to Grandfathered Non-Tiny Technology Qualifying Income for such Plan Year.

                  "Grandfathered Non-Tiny Technology Qualifying Income" for a Plan Year shall mean the Qualifying Income of the Company for such Plan Year attributable to the Non-Tiny Technology Investments, less any Terminating Qualifying Income for such Plan Year attributable thereto.

                  "Grandfathered Participants" shall mean the following persons who are Participants on the date of adoption of the Plan: Charles E. Harris, Mel P. Melsheimer, Helene Shavin and Jacqueline M. Matthews.

                  "Grandfathered Participations" shall have the meaning set forth in Section 3.

                  "Grandfathered Tiny Technology Award Percentage" shall mean
(a) with respect to each Grandfathered Participant, the reduced percentage set forth in Section 3 for such Participant with respect to the Tiny Technology Investments plus, on a Plan- Year by Plan-Year basis, any Incremental Percentage (as defined in Section 3) awarded to such Participant for such Plan Year, and (b) with respect to each New Participant, the Award Percentage, if any, determined by the Committee for such Participant for a particular Plan Year with respect to Grandfathered Tiny Technology Qualifying Income for such Plan Year.

                  "Grandfathered Tiny Technology Qualifying Income" for a Plan Year shall mean the Qualifying Income of the Company for such Plan Year attributable to the Tiny Technology Investments, less any Terminating Qualifying Income for such Plan Year attributable thereto.

                  "Incremental Percentage" shall have the meaning set forth in
Section 3.

                  "Net Realized Income" for a Plan Year shall mean the net realized income of the Company as reflected in the consolidated statement of operations of the Company for such Plan Year. For greater clarity, such amount shall include investment income, fee, service, and other income, realized gains and losses, and operating expenses (including taxes paid or payable by the Company for such Plan Year), but shall be calculated without regard to dividends paid or distributions made to shareholders, payments under this Plan, unrealized gains or losses, and loss carryovers from other years.

                  "New Investment" shall mean any investment that is made by the Company after the first New Participant Measuring Date that occurs after the date of adoption of the Plan, including any additional investment made after such date in a Grandfathered Investment.

                  "New Investment Award Percentage" shall mean the Award Percentage, if any, determined by the Committee for any Participant for a particular Plan Year with respect to New Investment Qualifying Income for such Plan Year.

                  "New Investment Qualifying Income" for a Plan Year shall mean the Qualifying Income of the Company for such Plan Year attributable to the New Investments.

                  "New Participant" shall mean each Participant who begins participation in the Plan on or after the Effective Date. The Committee shall determine the date as of which an individual shall become a New Participant or such other date not earlier than the later of the Effective Date or the last day of the year prior to the year in which such person became an employee of the Company.

                  "New Participant Measuring Date" shall mean, with respect to a New Participant, such date as the Committee shall determine in writing on or before the first award of an Award Percentage for any subset of Qualifying Income to such New Participant.

                  "1940 Act" shall mean the Investment Company Act of 1940, as amended.

                  "Non-Tiny Technology Investments" shall mean the Company's investments on the first New Participant Measuring Date that occurs after the date of adoption of the Plan in the following entities: PHZ Capital Partners, L.P.; AlphaSimplex Group, LLC; Experion Systems, Inc.; Exponential Business Development Company; Kriton Medical, Inc.; NeuroMetrix, Inc.; Questech Corporation and investments in other companies that are not involved in nanotechnology, microelectromechanical systems or microsystems, in any case, which have been made on or prior to the first New Participant Measuring Date that occurs under the Plan.

                  "Participant" shall mean each person who is or was designated by the Committee as a participant in the Plan, including each Grandfathered Participant, Terminating Participant, and New Participant.

                  "Plan" shall mean the Harris & Harris Group, Inc. Amended and Restated Employee Profit Sharing Plan, adopted as of July 23, 2002, as amended from time to time.

                  "Plan Year" shall mean the calendar year.

                  "Post-Participation Qualifying Income" for any New Participant for a Plan Year shall mean the New Investment Qualifying Income of the Company for such Plan Year, less the pre-participation nonqualifying gain, if any, with respect to such New Participant. With respect to a New Participant, pre-participation nonqualifying gain is intended to reduce New Investment Qualifying Income for such person by the portion of net after-tax realized gains attributable to asset values as of such person's New Participant Measuring Date, and shall be so interpreted. For each New Participant, the pre-participation nonqualifying gain shall be the aggregate of, with respect to each portfolio investment position or portion thereof constituting a New Investment sold or otherwise disposed of by the Company during the Plan Year (determined on a first-in, first-out basis): (1) the Fair Market Value as of such New Participant's New Participant Measuring Date of any such position or portion, minus (2) the sum of (a) the tax basis of such position or portion as of such date, plus (b) a portion of the costs of such sale or other disposition equal to the ratio (which shall not be greater than 1.0) of the excess of (1) above over (2)(a) above, divided by the gain realized by the Company on the sale or other disposition of such position or portion (ignoring sale or disposition costs), plus (c) the amount of taxes payable by the Company for the Plan Year attributable to the excess of (1) above over the sum of (2)(a) and (b) above, plus (d) an amount equal to the expenses of the Company for such Plan Year (other than the amount of taxes attributable to sales or other dispositions of portfolio investment positions or portions thereof and expenses of such sales or dispositions) multiplied by a fraction the numerator of which is the excess of (1) above over (2)(a) above and the denominator of which is the aggregate gross income of the Company for such Plan Year before expenses and taxes of any sort.

                  For purposes of this entire definition, any calculation that would otherwise yield a negative number as the solution to the calculation shall be deemed to yield an answer of zero.

                  Solely for purposes of determining the amount of the pre-participation nonqualifying gain with respect to any New Participant, if the proceeds received from any sale or other disposition of a New Investment position or portion thereof are less than the Fair Market Value of such position or portion as of the relevant New Participant Measuring Date, then the Fair Market Value of such position or portion as of the New Participant Measuring Date shall be deemed to equal the amount of such proceeds.

                  In the event that multiple portfolio investment positions (or portions thereof) are sold or otherwise disposed of during a Plan Year, some of which are sold or disposed of at a gain and some of which are sold or disposed of at a loss, for purposes of calculating the pre-participation nonqualifying gain the aggregate net realized gain, if any, attributable to such sales or dispositions shall be allocated between or among the gain positions based on the relative amounts of the gains realized on the gain positions, consistent with the purpose of this Plan.

                  "Qualifying Income" for a Plan Year shall mean the Net Realized Income of the Company for such Plan Year, less the nonqualifying gain, if any. Nonqualifying gain is intended to reduce Net Realized Income by the portion of net after-tax realized gains attributable to asset values as of September 30, 1997, and shall be so interpreted. The nonqualifying gain shall be the aggregate of, with respect to each portfolio investment position or portion thereof sold or otherwise disposed of by the Company during the Plan Year (determined on a first-in, first-out basis) and held by the Company on September 30, 1997: (1) the Fair Market Value as of September 30, 1997 of such position or portion, minus (2) the sum of (a) the tax basis of such position or portion as of September 30, 1997, plus (b) a portion of the costs of such sale or disposition equal to the ratio (which shall not be greater than 1.0) of the excess of (1) over (2)(a) above, divided by the gain realized by the Company on the sale or other disposition of such position or portion (ignoring sale or disposition costs), plus (c) the amount of taxes payable by the Company for the Plan Year attributable to the excess of (1) above over the sum of (2)(a) and (b) above, plus (d) an amount equal to the expenses of the Company for such Plan Year (other than the amount of taxes attributable to sales or other dispositions of portfolio investment positions or portions thereof and expenses of such sales or dispositions) multiplied by a fraction the numerator of which is the excess of (1) above over (2)(a) above and the denominator of which is the aggregate gross income of the Company for such Plan Year before expenses and taxes of any sort.

                  For purposes of this entire definition, any calculation (or part thereof) that would otherwise yield a negative number as the solution to the calculation (or part) shall be deemed to yield an answer of zero.

                  For purposes of determining the amount of the nonqualifying gain, if the proceeds received from any sale or other disposition of a portfolio investment position or portion thereof are less than the Fair Market Value of such position or portion as of September 30, 1997, then the Fair Market Value of such position or portion as of September 30, 1997 shall be deemed to equal such proceeds.

                  In the event that multiple portfolio investment positions (or portions thereof) are sold or otherwise disposed of during a Plan Year, some of which are sold or disposed of at a gain and some of which are sold or disposed of at a loss, for purposes of calculating the nonqualifying gain the aggregate net realized gain, if any, attributable to such sales or dispositions shall be allocated between or among the gain positions based on the relative amounts of the gains realized on the gain positions, consistent with the purpose of this Plan.

                  "Terminating Participant" shall mean a person whose full participation in Qualifying Income has been terminated other than for Cause pursuant to this Plan. Following the action or event in a Plan Year that results in a Participant becoming a Terminating Participant, the person shall remain a Participant for that Plan Year and for succeeding Plan Years for purposes of such Participant's rights to Terminating Qualifying Income. A Terminating Participant shall cease to be a Participant when all portfolio investments held by the Company at the time such person became a Terminating Participant are sold or otherwise disposed of by the Company (determined on a first-in, first-out basis). As of the Effective Date, one Participant, Rachel Pernia, is the sole Terminating Participant.

                  "Terminating Qualifying Income" for any Terminating Participant for a Plan Year shall mean the Net Realized Income of the Company for such Plan Year, less the terminating nonqualifying gain, if any. With respect to any Terminating Participant, terminating nonqualifying gain is intended to reduce Net Realized Income by the portion of net after-tax realized gains attributable to increases in asset values after the time such person becomes a Terminating Participant, as well as by the amount of nonqualifying gain (as defined in "Qualifying Income"), and shall be so interpreted. For each Terminating Participant, the terminating nonqualifying gain shall be the aggregate of:

                  (1) with respect to all or any portion of any portfolio investment position sold or otherwise disposed of by the Company during the Plan Year (determined on a first-in, first-out basis) and held by the Company on September 30, 1997, (a)(i) the gain realized on such sale or other disposition (ignoring sale or disposition costs), plus (ii) the excess of the Fair Market Value of such position or portion as of September 30, 1997 over the tax basis of such position or portion as of September 30, 1997, minus
(iii) the excess of the Fair Market Value of such position or portion as of the last day of the quarter ending on or immediately prior to the date such person became a Terminating Participant over the tax basis of such position or portion thereof as of such date, minus (b) the sum of (i) a portion of the costs of sale or other disposition equal to the ratio (which shall not be greater than 1.0) of (a) above divided by the gain realized by the Company on the sale or other disposition of such position or portion (ignoring sale or disposition costs), plus (ii) the amount of taxes payable by the Company for the Plan Year attributable to the excess of (a) over (b)(i) above, plus

                  (2) with respect to all or any portion of any portfolio investment position sold or otherwise disposed of by the Company during the Plan Year (determined on a first-in, first-out basis), acquired by the Company after September 30, 1997, and held by the Company on the date such person became a Terminating Participant, (a) the gain realized on such sale or other disposition (ignoring sale or disposition costs), minus the excess of the Fair Market Value of such position or portion as of the last day of the quarter ending on or immediately prior to the date such person became a Terminating Participant over the tax basis of such position or portion as of such date, minus (b) the sum of (i) a portion of the costs of sale or other disposition equal to the ratio (which shall not be greater than 1.0) of (a) above divided by the gain realized by the Company on the sale or other disposition of such position or portion thereof (ignoring sale or disposition costs), plus (ii) the amount of taxes payable by the Company for the Plan Year attributable to the excess of(a) over (b)(i) above, plus

                  (3) with respect to all or any portion of any portfolio investment position sold or otherwise disposed of by the Company during the Plan Year (determined on a first-in, first-out basis) and acquired by the Company after the date such person became a Terminating Participant, (a) the gain realized on such sale or other disposition (ignoring sale or disposition costs), minus (b) the sum of(i) the costs of sale or other disposition, plus
(ii) the amount of taxes payable by the Company for the Plan Year attributable to such sale or other disposition, minus

                  (4) an amount equal to the expenses of the Company for such Plan Year (other than the amount of taxes attributable to sales or other dispositions of portfolio investment positions or portions thereof and expenses of such sales or dispositions) multiplied by a fraction the numerator of which is the excess of (a) the aggregate net realized gain from the sale or other disposition of portfolio investment positions or portions thereof (ignoring sale or disposition costs) over (b) the sum of (1)(a) above, (2)(a) above, and (3)(a) above and the denominator of which is the aggregate gross income of the Company for such Plan Year before expenses and taxes of any sort.

                  For purposes of this entire definition, any calculation that would otherwise yield a negative number as the solution to the calculation shall be deemed to yield an answer of zero.

                  Solely for purposes of determining the amount of the terminating nonqualifying gain with respect to any Terminating Participant,
(i) if the proceeds received from any sale or other disposition of a portfolio investment position or portion thereof are less than the Fair Market Value of such position or portion as of September 30, 1997, then the Fair Market Value of such position or portion as of September 30, 1997 shall be deemed to equal the amount of such proceeds, and (ii) if the proceeds received from any sale or other disposition of a portfolio investment position or portion thereof are less than the Fair Market Value of such position or portion as of the last day of the quarter ending on or immediately prior to the date such person became a Terminating Participant, then the Fair Market Value of such position or portion as of the last day of the quarter ending on or immediately prior to the date such person became a Terminating Participant shall be deemed to equal the amount of such proceeds.

                  For purposes of (2) above, in the event the relevant portfolio investment position or portion thereof was acquired after the last day of the quarter ending on or immediately prior to the date a person became a Terminating Participant, the Fair Market Value of such position as of the end of such quarter shall be the acquisition cost.

                  In the event that multiple portfolio investment positions (or portions thereof) are sold or otherwise disposed of during a Plan Year, some of which are sold or disposed of at a gain and some of which are sold or disposed of at a loss, for purposes of calculating the terminating nonqualifying gain, the aggregate net realized gain, if any, attributable to such sales or dispositions shall be allocated between or among the gain positions based on the relative amounts of the gains realized on the gain positions, consistent with the purpose of this Plan.

                  "Tiny Technology Investments" shall mean the Company's investment as of the first New Participant Measuring Date that occurs after the date of adoption of the Plan in NanoOpto Corporation; Nanopharma Corp.; Nantero, Inc.; NeoPhotonics Corporation; Continuum Photonics, Inc., Nanotechnologies, Inc.; Optiva, Inc. and other investments in other companies involved in nanotechnology, microelectromechanical systems or microsystems which have been made on or prior to the Effective Date.

                                  SECTION 2.

                       Amount of Award: Payment of Award

                  As soon as practicable following the end of each Plan Year, the Committee shall determine whether, and if so, how much, Qualifying Income exists with respect to such Plan Year and whether, and if so, how much, Terminating Qualifying Income, Grandfathered Non-Tiny Technology Qualifying Income, Grandfathered Tiny Technology Qualifying Income, New Investment Qualifying Income and Post-Participation Qualifying Income for each New Participant exists. The Committee shall make a provisional determination, based on accruals provided by management, within 45 days after the end of each Plan Year.

                  Not later than 60 days after the end of each Plan Year the Company shall make the following cash payments:

                  (1) to each Terminating Participant an Award in an amount equal to the product of (a) 90% of the estimated Terminating Qualifying Income for such Terminating Participant for such Plan Year, multiplied by (b) such Terminating Participant's Award Percentage;

                  (2) to each Grandfathered Participant whose employment has not been terminated for Cause, and to each New Participant who was employed by the Company on December 31 of such Plan Year and whose employment has not been terminated for Cause, an Award in an amount equal to the sum of (a) the product of (x) 90% of the estimated Grandfathered Non-Tiny Technology Qualifying Income for such Plan Year, multiplied by (y) such Participant's Grandfathered Non-Tiny Technology Award Percentage, plus (b) the product of
(x) 90% of the estimated Grandfathered Tiny Technology Qualifying Income for such Plan Year, multiplied by (y) such Participant's Grandfathered Tiny Technology Award Percentage;

                  (3) to each Grandfathered Participant who was employed by the Company on December 31 of such Plan Year and whose employment has not been terminated for Cause, an Award in an amount equal to the sum of (a) the product of (x) 90% of the estimated New Investment Qualifying Income for such Plan Year, multiplied by (y) such Grandfathered Participant's New Investment Award Percentage, plus (b) the product of (x) 90% of the estimated excess of
(I) the product of New Investment Qualifying Income for such Plan Year, multiplied by the aggregate New Investment Award Percentages for such Plan Year of all New Participants over (II) the amount, calculated separately for each New Participant and then aggregated, of the product of the Post-Participation Qualifying Income for each such New Participant for such Plan Year, multiplied by such New Participant's New Investment Award Percentage for such Plan Year, multiplied by (y) the product of 1.0 multiplied by a fraction, the numerator of which is such Grandfathered Participant's New Investment Award Percentage for such Plan Year and the denominator of which is the aggregate of the New Investment Award Percentages for such Plan Year of all Grandfathered Participants; and

                  (4) to each New Participant who was employed by the Company on December 31 of such Plan Year and whose employment has not been terminated for Cause, an Award in an amount equal to the product of (a) 90% of the estimated Post-Participation Qualifying Income for such New Participant for such Plan Year, multiplied by (b) such New Participant's New Investment Award Percentage.

                  Not later than 45 days after the filing of the Company's federal income tax return for such Plan Year, the Committee shall finalize the foregoing determinations and pay to the Participants any remaining Award amounts owed to the Participants, determined under principles consistent with the preceding sentence. In the event that any portion of the maximum amount payable under this Plan with respect to any category of Qualifying Income for a Plan Year is not required to be paid pursuant to the foregoing provisions because (subject to Section 3) a Participant's employment terminated on or prior to December 31 of such Plan Year or for Cause, the remaining portion of such maximum amount shall be paid to the Participants eligible to participate in that category of Qualifying Income based on their relative Award Percentages for that category of Qualifying Income, provided, however, that the aggregate amount payable to all Participants for a Plan Year shall not exceed 20% of the Qualifying Income for the Plan Year. In the event that the aggregate amount of all Awards payable for any Plan Year shall be greater than 20% of the Qualifying Income for such Plan Year (a "Plan prohibited payment"), each Participant's Award for such Plan Year shall be reduced, pro-rata within each category of Qualifying Income, by the minimum amount necessary to allow the aggregate Awards for such Plan Year not to constitute a Plan prohibited payment. If such a reduction is necessary, each Participant shall unconditionally forfeit the amount of any reduction made pursuant to this paragraph.

                  In order to be eligible to receive an Award under this
Section 2, a Participant must be employed by the Company on the final day of the Plan Year to which such Award relates; provided, however, that the foregoing shall not apply to Grandfathered Participants with respect to their Grandfathered Participations; and provided, further, however, if the employment of any Participant was terminated for Cause, such former employee shall cease to be a Participant and any Awards not yet paid to or earned by such person shall automatically be forfeited.

                  Notwithstanding any other provision of the Plan, in no event shall the aggregate amount of all Awards payable for any Plan Year during which the Company remains a "business development company" within the meaning of the 1940 Act be greater than the maximum percentage of the Company's "net income after taxes" (within the meaning of Section 57(n)(l)(B) of the 1940 Act or any successor provision thereto) permitted to be paid as profit sharing under the 1940 Act or other applicable law. In the event that any portion of any Award may not be paid pursuant to the limitation set forth in the preceding sentence (a "1940 Act prohibited payment"), each Participant's Award for such Plan Year shall be reduced, pro-rata within each category of Qualifying Income, by the minimum amount necessary to allow the aggregate Awards for such Plan Year not to constitute a 1940 Act prohibited payment. If such a reduction is necessary, each Participant shall unconditionally forfeit the amount of any reduction made pursuant to this paragraph.

                  Further, notwithstanding any provision of this Plan to the contrary, in the case of any Participant for any Plan Year, no Award of more than the excess of $1,000,000 over the amount of other compensation paid by the Company to such Participant for such Plan Year (after any Award reduction described in this Section 2) shall be paid unless and until the shareholders of the Company have approved the making of such Awards pursuant to the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended.

                                  SECTION 3.

                         Grandfathered Participations

                  As of the Effective Date, the Grandfathered Participants' Award Percentages with respect to the Non-Tiny Technology Investments shall be reduced by ten percent (10%), as follows: Charles E. Harris, from 13.790% to 12.411%; Mel P. Melsheimer, from 4.233% to 3.8097%; Helene Shavin, from 1.524% to 1.3716%; and Jacqueline M. Matthews, from 0.453% to 0.4077%. As of the Effective Date, the Grandfathered Participants' Award Percentages shall be reduced with respect to the Tiny Technology Investments by twenty-five percent (25%), as follows: Charles E. Harris, from 13.790% to 10.3425%; Mel P. Melsheimer, from 4.233% to 3.17475%; Helene Shavin, from 1.524% to 1.143%; and Jacqueline M. Matthews, from 0.453% to 0.33975%. The reduced Award Percentages set forth in this paragraph of Section 3 are herein referred to as the "Grandfathered Participations." The aggregate of the 10% reduction in the Award Percentages with respect to the Non-Tiny Technology Investments and the 25% reduction in the Award Percentages with respect to the Tiny Technology Investments is herein referred to as the "Incremental Percentage".

                  The termination of a Grandfathered Participant's employment with the Company shall have no adverse effect upon such Participant's Grandfathered Participations, unless such Grandfathered Participant is terminated by the Company for Cause, in which case such Grandfathered Participant's Grandfathered Participations (as well as all other Awards) shall be immediately cancelled and forfeited. The death of a Grandfathered Participant shall have no adverse effect upon such Participant's Grandfathered Participations.

                  A Grandfathered Participant's rights under the Plan with respect to such participant's Award Percentage, if any, with respect to a New Investment or any other investment made by the Company other than the Grandfathered Investments shall be as determined by the Committee in its sole discretion and otherwise subject to the terms of the Plan.

                  The Incremental Percentages shall be allocated as Grandfathered Non-Tiny Technology Award Percentages and Grandfathered Tiny Technology Award Percentages each Plan Year among one or more Participants as the Committee shall determine in its sole discretion (which allocation may include the Grandfathered Participants).

                                  SECTION 4.

                                Administration

                  The Plan shall be administered by the Committee with decisions taken in accordance with its normal procedures. Members of the Committee shall not be liable for any acts or omissions to act in the administration of the Plan.

                  A secretary selected by the Committee shall keep full and accurate minutes of all meetings and records of the actions of the Committee, and these minutes and records shall be at all times open to inspection by the members of the Board. The secretary shall periodically transmit to the Board certified copies of any statements or schedules prepared in connection with the administration of the Plan.

                                  SECTION 5.

              Amendment, Termination or Modification of the Plan

                  The Plan at any time and for any reason may be modified, amended, or terminated by the Committee; provided, however, that the Grandfathered Participations may not be modified or amended. Nothing in this Plan shall preclude the Committee from, for any Plan Year, naming additional Participants in the Plan or changing the Award Percentage for any category of Qualifying Income (other than the reduced Grandfathered Non-Tiny Technology Award Percentages and Grandfathered Tiny Technology Award Percentages set forth in Section 3) of any Participant or New Participant (subject to the overall percentage limitations contained herein).

                                  SECTION 6.

                                Effective Date

                  The Plan shall be effective on the Effective Date.

                                  SECTION 7.

                              General Provisions

                  Compliance with Legal Requirements. The Plan and the granting and payment of Awards, and the other obligations of the Company under the Plan shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required.

                  Nontransferability. Awards not yet earned shall not be transferable or subject to assignment or alienation under any circumstances. Awards earned but not yet paid shall not be transferable by a Participant except by will or the laws of descent and distribution.

                  No Right to Continued Employment. Nothing in the Plan or in any Award granted or other agreement entered into pursuant hereto shall confer upon any Participant the right to continue in the employ of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or other agreement or to interfere with or limit in any way the right of the Company to terminate such Participant's employment.

                  Withholding Taxes. Where a Participant or other person is entitled to receive a cash payment pursuant to an Award hereunder, the Company shall have the right to withhold any taxes or to require the Participant or such other person to pay to the Company the amount of any taxes that the Company may be required to withhold before delivery to such Participant or other person of such payment.

                  Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

                  Governing Law. The Plan and all determinations made and actions taken pursuant hereto to the extent not governed by federal law shall be governed by the laws of the State of New York without giving effect to the conflict of laws principles thereof.

                  Beneficiary. A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant's estate shall be deemed to be the Participant's beneficiary.



                        HARRIS & HARRIS GROUP, INC.
                           ONE ROCKEFELLER PLAZA
                             ROCKEFELLER CENTER
                             NEW YORK, NY 10020


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby appoints CHARLES E. HARRIS and HELENE B. SHAVIN and each of them, with full power of substitution, proxies to vote at the annual meeting of shareholders to be held on September 26, 2002, or an adjournment thereof, to represent and to vote all the shares of common stock of Harris & Harris Group, Inc. that the undersigned is entitled to vote with all powers the undersigned would have if personally present, on the following matters as designated on the reverse side and in their discretion with respect to such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors recommends a vote "FOR" all the nominees listed in item 1 and "FOR" item 2, item 3 and item 4.

         When properly executed, this proxy will be voted as specified and in accordance with the accompanying proxy statement. If no instruction is indicated, this proxy will be voted "FOR" item 1, 2, 3 and 4.

(Continued and to be dated and signed on the reverse side.)

HARRIS & HARRIS GROUP, INC.
P.O. BOX 11469
NEW YORK, NY 10203-0469


1.   ELECTION OF DIRECTORS

FOR all nominees  [     ]  WITHHOLD AUTHORITY  [     ]  *EXCEPTIONS  [     ]
Listed below.           To vote for all nominees listed below.

Nominees:

Dr. C. Wayne Bardin, Dr. Phillip A. Bauman, G. Morgan Browne, Dugald A. Fletcher, Charles E. Harris, Dr. Kelly S. Kirkpatrick, Glenn E. Mayer, Lori
D. Pressman, James E. Roberts

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions: ______________________________________________________

2. To ratify, confirm and approve the Audit Committee's selection of PricewaterhouseCoopers LLP as the independent public accountant for the fiscal year ending December 31, 2002;

FOR  [     ]  AGAINST  [     ]  ABSTAIN  [     ]

3. To approve a proposal to authorize the Company to issue, long-term rights (which may be accompanied by or be part of other securities -- e.g., convertible debt or convertible preferred securities) to purchase common stock at an exercise price that will not be less than the greater of the market value or the net asset value per share at the time of issuance;

FOR  [     ]  AGAINST  [     ]  ABSTAIN  [     ]

4. To approve a proposal to authorize the amendment and restatement of the Company's existing Employee Profit-Sharing Plan; and

FOR  [     ]  AGAINST  [     ]  ABSTAIN  [     ]

5. At their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.


                           Change of Address and
                         or Comments Mark Here [ ]

Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated___________________, 2002

____________________________
(Signature)

____________________________
(Signature, if held jointly)

Votes must be indicated [x] in Black or Blue ink.

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.